Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) dated as of December 30, 2011, between  Nuvel Inc., a Delaware corporation (the “Company”), and Paragon Capital Offshore LP (the “Lender”), who holds a $390,000 Secured Note of even date herewith (“Secured Note”) issued by the Company in its favor.

WHEREAS, the Lender has made a loan to the Company (the “Offering”) that is evidenced by the Secured Note and secured by the Collateral (as defined below);

           NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.            Security Interest.

(a)           Creation of Security Interest.  In order to secure the payment of the principal and interest and all other obligations of the Company to the Lender under the Secured Note (the “Secured Obligations”), the Company hereby grants to the Lender (or its assignee which takes assignment of the Secured Note) (each a “Secured Party” and together, the “Secured Parties”) a security interest (the “Security Interest”) in the assets of the Company set forth on Schedule A hereto (the “Collateral”) on the terms and conditions set forth in this Agreement.

(b)           Rights of Secured Party.

(i)  The Company shall execute this Agreement (or a joinder hereto), and at any time and from time to time at the request of the Lender the Company shall execute and deliver to the Lender, at the Company's expense, all instruments, certificates and documents, in form and substance reasonably satisfactory to the Investors, and perform all such other acts as shall be reasonably necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Lender’s security interests granted pursuant to this Agreement or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(ii)           Each Secured Party shall have all of the rights and remedies provided to secured parties or noteholders by the New York Uniform Commercial Code and other applicable law.

2.           Event of Default.  The Events of Default are those in the Secured Note which remain uncured after any applicable cure periods.

3.           Termination of the Security Interest.  The Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full.

           4. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

5.           Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)           In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

(ii)           The Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 5 (e) hereof.  Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d)           Admissibility of this Agreement.  Lender agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Company shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e)           Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Lender, to:

Paragon Capital Offshore LP
110 East 59th Street, 22nd Floor
New York, NY 10022
Attention: Alan Donenfeld
Fax 212-202-5022

    with a copy to (which shall not constitute notice):

Richardson & Patel LLP
750 Third Avenue, 9th Floor
New York, NY 10017
Attn: David N. Feldman
Fax: 917-677-8165

In the case of the Company, to:

Nuvel Inc.
1999 Bascom Ave., 7th Floor
Campbell, California 95008
Attn:  Jay Elliot, Founder and CEO

with a copy to (which shall not constitute notice):

Guzov Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York  10022
Attn: Darren L. Ofsink, Esq.
Fax: 212-688-7273

(f)           Amendments and Modification; Additional Lender.  No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the Company and the Lender.  Any transferee of the Secured Note who acquires the Secured Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Company and receiving a signed acknowledgement from the Company.

           (g)           Counterparts; Execution.  This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(h)           Successors and Assigns.  Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party.  No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(i)           Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k)           Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

[SIGNATURE PAGE FOLLOWS]

                                 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.

                                                                THE COMPANY:

NUVEL INC.

By:           /s/ Jay Elliot________________________

Name:           Jay Elliot

Title:             Chief Executive Officer

LENDER:

PARAGON CAPITAL OFFSHORE LP

By:           /s/ Alan Donenfeld___________________

Name:           Alan Donenfeld

Title:             General Partner

SCHEDULE B

COLLATERAL

As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, collaterally assigns, hypothecates and transfers to the Lender as hereinafter provided, a security interest in and lien upon all of the Company’s right, title and interest in, to and under all personal property and other assets of the Company, whether now owned or hereafter acquired by or arising in favor of the Company, whether now existing or hereafter coming into existence, whether owned or consigned by or to, or leased from or to the Company and regardless of where located (all being collectively referred to herein as “Collateral”) including, and only with respect to clauses (a), (b) and (c) below from and after such time as other secured noteholders of the Company existing on the date hereof agree to permit a pari passu security interest therein,:

(a)           the Company’s direct or indirect ownership interest in the respective shares of capital stock of the Issuers (as defined below) and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, together with in each case the certificates evidencing the same and all shares of the Company stock owned by Jay Elliot (collectively, the “Pledged Stock” and such individual, the “Pledgor”), which Pledged Stock shall be subject to the terms and conditions of a Pledge Agreement to be entered into by and between the Collateral Agent and Pledgor on or prior to the closing of the transactions contemplated by the Subscription Agreement;

(b)           all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)           without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Secured Note, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger;

(d)           all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

(e)           all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances;

(f)           all inventory (as defined in the Uniform Commercial Code) of the Company and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

(g)           all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

(h)           all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called “Equipment”);

(i)           each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

(j)           all deposit accounts (as defined in the Uniform Commercial Code) of the Company;

(k)           all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment;

(l)           all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

(m)           all estates in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto; and

(n)           all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (m) above (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company

For purposes hereof:

           “Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its subsidiaries and any parent or holding company thereof.

           “Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company, which are associated with the Business.

           “Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, and, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

           “Issuers” shall mean the Company and all other entities formed by the Company or entities in which the Company owns or acquires any capital stock or similar interest.

           “Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by the Company that are associated with the Business.

           “Patents” shall mean all patents and patent applications and, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company, which are associated with the Business.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

           “Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations and, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.